UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 19, 2003

EXELIXIS, INC.

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-30235	04-3257395
(Commission File No.)	(IRS Employer Identification No.)

170 Harbor Way P.O. Box 511 South San Francisco, California 94083
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 837-7000

ITEM 5.  OTHER EVENTS.

On June 19, 2003, Exelixis, Inc. (the “Company”) entered into an Underwriting Agreement with Goldman, Sachs & Co. and SG Cowen Securities Corporation (the “Underwriters”) relating to the sale of 10,000,000 shares of Exelixis common stock to the Underwriters at a purchase price of $7.10 per share.  The underwriters have been granted an option to purchase up to an additional 1.5 million shares of common stock from Exelixis.  The offering of the shares will be made by means of a prospectus, a copy of which can be obtained from the Underwriters. This prospectus, which consists of a prospectus supplement and a base prospectus has been filed with the SEC.  A copy of the press release announcing the pricing of the offering and containing information on how to obtain a prospectus is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Attached as Exhibit 1.1 to this Form 8-K is the Underwriting Agreement by and among the Company and the Underwriters.  Attached as Exhibit 5.1 to this Form 8-K is the opinion of Cooley Godward llp relating to the legality of the shares to be issued in the offering.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(C)                               EXHIBITS.

Number	Description

1.1	Underwriting Agreement by and among Exelixis, Inc., Goldman Sachs & Co. and SG Cowen Securities Corporation.

5.1	Opinion of Cooley Godward llp.

23.1	Consent of Cooley Godward llp. Reference is made to Exhibit 5.1.

99.1	Press Release entitled “Exelixis, Inc. Announces Pricing of Common Stock in Public Offering,” dated June 20, 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXELIXIS, INC.

Dated: June 23, 2003	By:	/s/ George A. Scangos
George A. Scangos, Ph.D.
President and Chief Executive Officer

INDEX TO EXHIBITS

1.1	Underwriting Agreement by and among Exelixis, Inc., Goldman Sachs & Co. and SG Cowen Securities Corporation.

5.1	Opinion of Cooley Godward llp.

23.1	Consent of Cooley Godward llp. Reference is made to Exhibit 5.1.

99.1	Press Release entitled “Exelixis, Inc. Announces Pricing of Common Stock in Public Offering,” dated June 20, 2003.